Exhibit 32.1

BRIGHTSPRING HEALTH SERVICES, INC.

CERTIFICATION OF CHIEF EXECUTIVE OFFICER PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of BrightSpring Health Services, Inc. (the Company) on Form 10-Q for the period ended September 30, 2024, as filed with the Securities and Exchange Commission on the date of the signatures below (the Report), Jon Rousseau, Chairman, President, and Chief Executive Officer of the Company, do hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of their respective knowledge:

1.
The Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and
2.
The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

November 1, 2024	/s/ Jon Rousseau
Date	Jon Rousseau
Chairman, President, and Chief Executive Officer
(Principal Executive Officer)

This certification accompanies the Report to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of BrightSpring Health Services, Inc. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Report), irrespective of any general incorporation language contained in such filing.